                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          ABM Industries Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO
                         50 Fremont Street, 26th Floor
                        San Francisco, California 94105

                            ------------------------

               NOTICE OF THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                            TUESDAY, MARCH 18, 1997
                                   10:00 A.M.

                            ------------------------

To Our Stockholders:

     The 1997 Annual Meeting of Stockholders of ABM Industries Incorporated will be held at 50 Fremont Street, 26th Floor, San Francisco, California 94105, on Tuesday, March 18, 1997 at 10:00 a.m. for the following purposes:

          (1) To elect four directors, each to serve for a term of three years;

          (2) To approve the Company's Long-Term Senior Executive Stock Option Plan (the "1996 Plan"), as set forth and further described in the attached Proxy Statement; and

          (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record on the books of the Company at the close of business on January 31, 1997 will be entitled to vote at the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          Harry H. Kahn
                                          Vice President, General Counsel and
                                          Secretary
San Francisco, California
February 20, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                                      LOGO
                         50 Fremont Street, 26th Floor
                        San Francisco, California 94105

                            ------------------------

                                PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Directors of ABM Industries Incorporated, a Delaware corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. on March 18, 1997, and at any adjournments of the Annual Meeting, for the purposes set forth in the accompanying notice.

     Only stockholders of record on the books of the Company at the close of business on January 31, 1997 will be entitled to vote at the Annual Meeting. At the close of business on that date, there were outstanding 19,980,753 shares of Common Stock of the Company and 6,400 shares of Preferred Stock of the Company. Each share of Common Stock and each share of Preferred Stock is entitled to one vote upon each of the matters to be presented at the Annual Meeting.

     The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of directors, votes may be cast "For" or "Withheld For" each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors. Since the approval of the Company's Long-Term Senior Executive Stock Option Plan (the "1996 Plan") (Item 2 of this Proxy Statement) requires the affirmative vote of a majority of shares present in person or by proxy and entitled to vote, abstentions will have the effect of a negative vote. Under Delaware law, a broker non-vote will have no effect on the outcome of items requiring the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon (Item 2 of this Proxy Statement).

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by written request delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy or by attendance at the Annual Meeting and voting in person.

     The expense of soliciting proxies in the enclosed form will be paid by the Company. Following the original mailing of the proxies and soliciting materials, employees of the Company may solicit proxies by mail, telephone, telegraph and personal interviews. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of the Company's Common Stock or Preferred Stock and to request authority for the exercise of proxies; in such cases, the Company will reimburse such holders for their reasonable expenses.

     This Proxy Statement and the accompanying proxy were first sent to stockholders on or about February 20, 1997.

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes with each director serving a three-year term and one class being elected at each Annual Meeting. The total number of directors comprising the Board of Directors is currently set by the Company's By-Laws at ten. Of this number, four members of the Board of Directors have terms expiring at this year's Annual Meeting, three members have terms expiring at the 1998 Annual Meeting and three members have terms expiring at the 1999 Annual Meeting. Directors elected at this year's Annual Meeting will hold office until the Annual Meeting to be held in the year 2000, or until their successors have been elected and qualified, whichever is later.

     In the absence of instructions to the contrary, shares represented by the accompanying proxy will be voted for the election of the four nominees recommended by the Board of Directors, who are named in the following table. The four nominees receiving the highest number of votes will be elected. If a stockholder withholds authority to vote for one or more of the nominees, such stockholder's shares will be counted for purposes of determining whether a quorum is present at the Annual Meeting but will have no effect on the outcome of the election.

     The Company has no reason to believe that the nominees for election will be unable or unwilling to serve if elected as directors. However, if any such nominee is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxy holders will vote for such substitute nominee as they shall in their discretion determine.

     The Nominating Committee will consider nominees recommended by stockholders. The Company's By-Laws provide that stockholders intending to nominate candidates for election as directors must give the prescribed notice to the Secretary of the Company at least 60 days prior to the applicable meeting of stockholders. No such notice has been given with respect to this year's Annual Meeting.

     The following table indicates certain information concerning the nominees and the Company's other directors which is based on data furnished by them.

                                                                                       SERVED
                                                PRINCIPAL OCCUPATIONS AND                AS
                                                   BUSINESS EXPERIENCE                 DIRECTOR
            NAME              AGE                DURING PAST FIVE YEARS                 SINCE
----------------------------  ---   -------------------------------------------------  -------
                           NOMINEES FOR ELECTION AS DIRECTORS FOR A
                            TERM ENDING AT THE 2000 ANNUAL MEETING
----------------------------------------------------------------------------------------------
Martinn H. Mandles..........  56    Executive Vice President of the Company             1991
Sydney J. Rosenberg.........  82    Chairman of the Board of the Company; Chief         1962
                                    Executive Officer of the Company from November of
                                      1991 to November of 1994(1)
Theodore Rosenberg..........  88    Chairman of the Company's Executive                 1962
                                    Committee(1)(2)
William W. Steele...........  60    President of the Company; Chief Executive Officer   1988
                                    of the Company since November of 1994

                                                                                       SERVED
                                                PRINCIPAL OCCUPATIONS AND                AS
                                                   BUSINESS EXPERIENCE                 DIRECTOR
            NAME              AGE                DURING PAST FIVE YEARS                 SINCE
----------------------------  ---   -------------------------------------------------  -------
                                DIRECTORS CONTINUING IN OFFICE
                         FOR A TERM ENDING AT THE 1998 ANNUAL MEETING
----------------------------------------------------------------------------------------------
Henry L. Kotkins, Jr........  48    President and Chief Executive Officer of Skyway     1995
                                    Luggage Company(3)

Luke S. Helms...............  53    Vice Chairman of BankAmerica Corporation and Bank   1995
                                    of America NT&SA from May of 1993 to October of
                                      1996; Chairman and Chief Executive Officer of
                                      Seattle First National Bank (a wholly-owned
                                      subsidiary of BankAmerica Corporation) from
                                      1991 to 1993

William E. Walsh............  65    Management Consultant and Author; Football          1993
                                    Consultant to the San Francisco 49ers, 1996; Head
                                      Football Coach for Stanford University from
                                      1992 to 1994

                             DIRECTORS CONTINUING IN OFFICE FOR A
                            TERM ENDING AT THE 1999 ANNUAL MEETING
----------------------------------------------------------------------------------------------

Maryellen B. Cattani,         53    Executive Vice President, General Counsel and       1993
  Esq.......................        Secretary of APL Limited(4)
John F. Egan................  61    Vice President of the Company and President of      1988
                                    the Company's Janitorial Services Division
Charles T. Horngren.........  70    Littlefield Professor of Accounting, Emeritus,      1973
                                    Graduate School of Business, Stanford
                                      University(5)

---------------
(1) Theodore Rosenberg and Sydney J. Rosenberg are brothers and may each be deemed to be a "control person" of the Company within the meaning of the General Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

(2) Effective as of December 31, 1989, Theodore Rosenberg retired as an officer and employee of the Company. Theodore Rosenberg has retained his positions as a director of the Company and as Chairman of the Executive Committee of the Company's Board of Directors. Theodore Rosenberg also serves as a consultant to the Company.

(3) Henry L. Kotkins, Jr. is a member of the Board of Directors of Skyway Luggage Company.

(4) Maryellen B. Cattani is a member of the Board of Directors of Golden West Financial Corporation.

(5) Charles T. Horngren is a member of the Board of Directors of Logicon, Inc.

             FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     The standing committees of the Company's Board of Directors are the Executive Committee, Audit Committee, Nominating Committee and Executive Officer Compensation & Stock Option Committee. The members and functions of these committees are as follows:

          Executive Committee. Except for the declaration of dividends and certain other powers which may be exercised only by the full Board under Delaware law, the Executive Committee has the authority to exercise all powers of the Board with regard to the business of the Company. The current members of the Executive Committee are Theodore Rosenberg, Chairman; Martinn H. Mandles; Sydney J. Rosenberg; and William W. Steele.

          Audit Committee. The Audit Committee meets periodically with management and the independent public accountants for the Company to make inquiries regarding the manner in which their respective responsibilities are being discharged and reports thereon to the full Board of Directors. The Audit Committee also recommends the annual appointment of the independent public accountants with whom the Audit Committee reviews the scope of the audit and non-audit assignments and related fees, the accounting principles applied by the Company in financial reporting, internal financial auditing procedures and the adequacy of internal controls. The current members of the Audit Committee are Charles T. Horngren, Chairman; Maryellen B. Cattani; and Luke S. Helms. Boniface A. Zaino, who served on the Audit Committee during the fiscal year ended October 31, 1996, resigned from the Audit Committee effective October 31, 1996 and was replaced by Mr. Helms effective December 17, 1996.

          Nominating Committee. The Nominating Committee is responsible for making recommendations regarding the size of the Board of Directors, recommending criteria for selection of candidates to serve on the Board of Directors, evaluating all proposed candidates and recommending to the Board of Directors a slate of nominees for election to the Board of Directors at the Annual Meeting of Stockholders. The current members of the Nominating Committee are Sydney J. Rosenberg, Chairman; Luke S. Helms; and Henry L. Kotkins, Jr.

          Executive Officer Compensation & Stock Option Committee. The Executive Officer Compensation & Stock Option Committee reviews and recommends to the Board of Directors executive officer compensation and other terms and conditions of employment for the executive officers of the Company, administers the Company's stock option plans and authorizes grants thereunder and administers the Company's stock purchase plan. The current members of the Executive Officer Compensation & Stock Option Committee are Maryellen B. Cattani, Chairman; Henry L. Kotkins; and William E. Walsh. Theodore Rosenberg, who served on the Executive Officer Compensation & Stock Option Committee during the fiscal year ended October 31, 1996, resigned and was replaced by Mr. Kotkins on the Executive Officer Compensation & Stock Option Committee effective December 17, 1996.

MEETINGS AND ATTENDANCE

     During the fiscal year ended October 31, 1996, the Board of Directors met four times, the Executive Committee met 24 times, the Audit Committee met three times, and the Executive Officer Compensation & Stock Option Committee met four times. During this period, William E. Walsh attended fewer than 75% of the total number of meetings of the Board of Directors and Committees of which he was a member.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company ("Outside Directors") are paid directors' fees of $18,000 per year and $1,500 for each Board meeting attended. Each Outside Director also receives $1,500 for each Audit, Nominating and Executive Officer Compensation & Stock Option Committee meeting attended, as applicable. During fiscal 1996, Outside Directors were paid $14,400 per year and $1,200 for each Board and Committee meeting attended. In addition, Outside Directors serving as Chairmen of the Executive Committee, Audit Committee and Officer Compensation & Stock Option Committee each receives $1,500 per year. Each Outside Director also receives an annual grant of stock options in the amount of 5,000 shares of Common Stock on the first day of each fiscal year, pursuant to the terms of the Company's 1987 Stock Option Plan.

     The Company has entered into Director Retirement Benefit Agreements with all Outside Directors since June 1992. These agreements provide that, upon the retirement of such Outside Directors, the Company will pay them the monthly retainer they were receiving at the time of their retirement (subject to a 10% reduction for every year of service as an Outside Director less than ten) for a maximum period of ten years. Upon or after attaining the age of 72 years, the retired Outside Director may elect to receive such payment monthly, or in a lump sum discounted to present value at the time of such election. Outside Directors under the age of 72 years who retire with fewer than five years of service as Outside Directors, however, are not entitled to any benefits under these agreements.

     The Company has also entered into Director Indemnification Agreements with each of its Directors. These agreements, among other things, require the Company to indemnify its Directors against certain liabilities that may arise by reason of their status or service as directors, to the fullest extent provided by Delaware law.

     See "Executive Officer Compensation & Stock Option Committee Interlocks and Insider Participation" for a discussion of certain payments made to Theodore Rosenberg.

                 ITEM 2 -- APPROVAL OF THE COMPANY'S LONG-TERM
                       SENIOR EXECUTIVE STOCK OPTION PLAN

     The Board of Directors has approved the adoption of the ABM Industries Incorporated Long-Term Senior Executive Stock Option Plan (the "1996 Plan"). Adoption of the 1996 Plan is subject to the approval of a majority of the shares of the Company's Common Stock (the "Common Stock") which are present in person or by proxy and entitled to vote at the Annual Meeting. The following paragraphs provide a summary of the principal features of the 1996 Plan and its operation. The 1996 Plan is set forth in its entirety as Exhibit A to this Proxy Statement. The following summary is qualified in its entirety by reference to Exhibit A.

PURPOSE OF THE 1996 PLAN

     The 1996 Plan is intended to attract, retain and motivate senior executives. The 1996 Plan is also intended to provide the Company and its Affiliates with the ability to provide incentives more directly linked to the profitability of the Company and increases in stockholder value.

GENERAL

     The number of shares authorized to be issued pursuant stock options ("Options") granted under the 1996 Plan is 1,500,000. If an Option granted under the 1996 Plan terminates without being exercised, shares subject to such Option will be available for further grants under the 1996 Plan. None of the Options will be "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code (the "Code").

     In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or other similar event affecting the Common Stock, the Committee or the Board will make adjustments or substitutions, as appropriate, in the number, kind and option price of shares authorized or outstanding as Options.

ADMINISTRATION

     The 1996 Plan will be administered by the Executive Officer Compensation & Stock Option Committee of the Board of Directors (the "Committee"). The members of the Committee must qualify as "non-employee directors" under Rule 16b-3 under the Securities and Exchange Act of 1934, and as "outside directors" under
Section 162(m) of the Code.

     Subject to the terms of the 1996 Plan, the Committee has the sole discretion to determine the participants in the 1996 Plan, the number of shares of Common Stock to be covered by each Option granted, and the terms and conditions of such grants, except that during the life of the 1996 Plan, no participant may be granted options for more than 100,000 shares. The Committee also has the authority to adopt, alter and repeal administrative rules, guidelines and practices, to interpret the terms and provisions of the 1996 Plan and any Option issued thereunder and to otherwise supervise the administration of the 1996 Plan.

ELIGIBILITY

     Participants in the 1996 Plan are selected by the Committee. Only senior executives who are actively employed on a full-time basis by the Company or any of its Affiliates, and who are responsible for or contribute to the management, growth and profitability of the business of the Company or any of its Affiliates, are eligible to be selected by the Committee.

TERM OF OPTIONS

     The term of each Option will be ten (10) years, unless earlier terminated under the circumstances described below.

EXERCISE PRICE OF OPTIONS

     The exercise price of each Option will be the greater of: (i) $20.00 per share, (ii) the Fair Market Value per share of Common Stock on the grant date of the Option, or (iii) the Fair Market Value per share of Common Stock on the date of stockholder approval of the 1996 Plan. "Fair Market Value" means, as of any given date, the average of the highest and lowest reported trades of the Common Stock on the New York Stock Exchange Composite Tape for such date, or if there were no trades on such date, the average of the nearest trading day after such date.

     The exercise price of each Option must be paid in full in cash at the time of exercise. The Committee also may permit payment through the tender of shares of the Company's Common Stock that are already owned by the participant for six months or more, or by any other form approved by the Committee.

EXERCISABILITY AND VESTING OF OPTIONS

     Each Option is exercisable only if such Option has vested. Each Option has assigned to it by the Committee a vesting price (the "Vesting Price") which will be used to provide for accelerated vesting so that such Option will vest immediately if, on or before the close of business on the fourth (4th) anniversary of its date of grant, the Fair Market Value of the Common Stock will at least equal the Vesting Price with respect to such Option for ten (10) trading days in any period of thirty (30) consecutive trading days. (However, in no event may any Option be exercised sooner than the first (1st) anniversary of its date of grant.) Any option that has not vested on or before the close of business on the fourth (4th) anniversary of its date of grant will vest at the close of business on the business day immediately preceding the eighth (8th) anniversary of its date of grant, if such Option has not previously terminated.

     If the Optionee's employment terminates by reason of death, or disability or if such employment is terminated by the Company without cause, in each case prior to the vesting of an Option held by the Optionee, such Options will be exercisable only within ninety (90) days of such termination, and only if such Options are then vested. If the Optionee's employment terminates by reason of retirement or other "voluntary quit" prior to the vesting of an Option, such Options will terminate immediately. If the Optionee's employment is terminated by the Company for cause prior to the vesting of an Option, such Options also will terminate immediately. If the Optionee's employment is terminated for any reason after an Option has vested, such Options will be exercisable only within ninety (90) days of such termination.

     The right of any participant to exercise an Option may not be transferred in any way other than (i) to a beneficiary designation satisfactory to the Committee, or (ii) by will or the laws of descent and distribution. All Options are exercisable by an optionee during his or her lifetime only by the Optionee, or any guardian or legal representative or permitted transferee.

1996 PLAN AWARDS

     As described above, the Committee has discretion to determine the number of Options (if any) to be granted to any individual under the 1996 Plan. Accordingly, the actual number of Options to be granted to any individual is not determinable. On December 17, 1996, the Committee awarded Options, subject to stockholder approval of the 1996 Plan, to the senior executives listed in the table below, covering the number of shares of Common Stock and at the exercise prices and vesting prices indicated (collectively, the "1996 Plan Awards").

                                                                EXERCISE
                                                  NUMBER         PRICE
                                                    OF            PER          VESTING
             NAME AND POSITION                    SHARES        SHARE(1)       PRICE(2)
-------------------------------------------      --------       --------       --------
William W. Steele..........................       25,000         $20.00         $25.00
  President, Chief Executive Officer,
     Director                                     25,000          20.00          30.00
  and member of the Executive Committee           25,000          20.00          35.00
                                                  25,000          20.00          40.00

John F. Egan...............................       15,000         $20.00         $25.00
  Vice President and Director of the
     Company,                                     15,000          20.00          30.00
  and President of the Janitorial Services
     Division                                     15,000          20.00          35.00
                                                  15,000          20.00          40.00

Sydney J. Rosenberg(3).....................        n/a            n/a            n/a
  Chairman of the Board, Director,
  and member of the Executive Committee

Martinn H. Mandles.........................       20,000         $20.00         $25.00
  Executive Vice President, Director and          20,000          20.00          30.00
  member of the Executive Committee               20,000          20.00          35.00
                                                  20,000          20.00          40.00

Jess E. Benton, III........................       15,000         $20.00         $25.00
  Senior Vice President                           15,000          20.00          30.00
                                                  15,000          20.00          35.00
                                                  15,000          20.00          40.00

All executive officers as a group..........      130,000         $20.00         $25.00
                                                 130,000          20.00          30.00
                                                 130,000          20.00          35.00
                                                 130,000          20.00          40.00

All directors who are not executive
  officers
  as a group(4)............................        n/a            n/a            n/a

All employees who are not executive
  officers
  as a group...............................      120,000         $20.00         $25.00
                                                 120,000          20.00          30.00
                                                 120,000          20.00          35.00
                                                 120,000          20.00          40.00

---------------

(1) The exercise price of each Option will be the greater of: (i) $20.00 per share, (ii) the Fair Market Value per share of Common Stock on the grant date of the Option, or (iii) the Fair Market Value per share of Common Stock on the date of stockholder approval of the 1996 Plan. On December 17, 1996 (the date on which the Options were granted), the Fair Market Value of a share was $16.06.

(2) See discussion above under "Exercisability and Vesting of Options".

(3) Mr. Rosenberg has not received any Option awards to date under the 1996
    Plan.

(4) Not eligible for the 1996 Plan.

CHANGE IN CONTROL

     Options will become fully vested and exercisable upon a Change in Control (as defined in the 1996 Plan) during the ninety (90) day period from and after such Change in Control.

     The 1996 Plan also provides that during the 90-day period following a Change in Control, the holder of an Option has the right to surrender such Option for cash in an amount equal to the difference between the "Change in Control Price" (as defined in the 1996 Plan) and the exercise price.

AMENDMENT AND TERMINATION

     The 1996 Plan will terminate on December 17, 2006. Also, the Committee may amend or terminate the 1996 Plan as of any earlier date.

TAX ASPECTS

     The following discussion is intended to provide an overview of the U.S. federal income tax laws which are generally applicable to Awards granted under the 1996 Plan as of the date of this Proxy Statement. People in differing circumstances may have different tax consequences, and the tax laws may change in the future. This discussion is not to be construed as tax advice.

     A participant will not realize income at the time an Option is granted. Instead, upon exercise of the Option, the participant will recognize ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain or loss.

     The Company generally will be entitled to a tax deduction for an Award in an amount equal to the ordinary income realized by the participant at the time the participant exercises an Option. In addition, Internal Revenue Code section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. However, the Company can preserve the deductibility of certain compensation in excess of $1 million if it complies with conditions imposed by the new rules, including the establishment of a maximum number of shares with respect to which Options may be granted to any one employee. The 1996 Plan has been designed so that Options granted thereunder will qualify as performance-based compensation.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 1996 PLAN.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The compensation for each of the Chief Executive Officer and the four most highly compensated executive officers of the Company for services in all capacities rendered to the Company and its subsidiaries during the fiscal years ended October 31, 1996, 1995 and 1994 is set forth below. Columns regarding "Other Annual Compensation," "Restricted Stock Awards," "Long-Term Incentive Plan [LTIP] Payouts" and "All Other Compensation" are excluded because no reportable payments were made to such principal officers for the relevant years.

                                                                                         LONG TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                                    ANNUAL             -------------
                                                                COMPENSATION(1)         SECURITIES
                                                  FISCAL     ---------------------      UNDERLYING
          NAME AND PRINCIPAL POSITION              YEAR      SALARY($)    BONUS($)     OPTIONS(#)(2)
------------------------------------------------  ------     --------     --------     -------------
William W. Steele...............................   1996      $480,302     $327,794         50,000
  President, Chief Executive Officer, Director,    1995       460,500      230,250         10,000
  and
  member of the Executive Committee                1994       360,500      159,135         50,000

John F. Egan....................................   1996       327,928      108,200         30,000
  Vice President and Director of the Company,      1995       314,408       90,616              0
  and
  President of the Janitorial Services Division    1994       301,446       83,921         40,000

Sydney J. Rosenberg.............................   1996       271,702      135,851         40,000
  Chairman of the Board, Director, and member      1995       260,500      130,250              0
  of the Executive Committee                       1994       360,500      159,135         50,000

Martinn H. Mandles..............................   1996       235,302      164,563         40,000
  Executive Vice President, Director, and member   1995       225,601      112,800         12,000
  of the Executive Committee                       1994       216,300      106,090         30,000

Jess E. Benton, III.............................   1996       264,715      129,497         30,000
  Senior Vice President                            1995       253,801      109,610              0
                                                   1994       243,338       83,956         30,000

---------------

(1) Includes amounts deferred under the Company's Deferred Compensation Plan.

(2) Adjusted to reflect a two-for-one stock split on July 15, 1996.

OPTIONS GRANTED TO EXECUTIVE OFFICERS

     The Officer Compensation & Stock Option Committee of the Board of Directors currently has authority to grant stock options under either the Executive Stock Option Plan (the "1984 Plan") or the 1987 Stock Option Plan (the "1987 Plan"). The following table sets forth certain information regarding stock options granted to, and exercised and owned by, the executive officers named in the foregoing Summary Compensation Table.

                                       STOCK OPTION GRANTS IN LAST FISCAL YEAR
                                                  INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                              ----------------------------------------------------------        VALUE AT ASSUMED ANNUAL
                                NUMBER OF        PERCENT OF                                         RATES OF STOCK
                               SECURITIES      TOTAL OPTIONS                                       APPRECIATION FOR
                               UNDERLYING        GRANTED TO      EXERCISE OR                        OPTION TERM(3)
                                 OPTIONS        EMPLOYEES IN     BASE PRICE   EXPIRATION       -------------------------
      NAME AND POSITION       GRANTED(#)(1)     FISCAL YEAR       ($/SH)(2)      DATE           5%($)           10%($)
-------------------------------------------    --------------    -----------  ----------       --------       ----------
William W. Steele.............     50,000            5.6%          $ 18.75            (4)      $589,594(5)    $1,494,130(5)
  President, Chief Executive
  Officer, Director, and
  member of the Executive
  Committee
John F. Egan..................     30,000            3.3%          $ 18.75            (4)      $353,756(5)    $  896,478(5)
  Vice President and
  Director of the Company,
  and President of the
  Janitorial Services Division
Sydney J. Rosenberg...........     40,000            4.4%          $ 18.75            (4)      $471,675(5)    $1,195,304(5)
  Chairman of the Board,
  Director, and member of the
  Executive Committee
Martinn H. Mandles............     40,000            4.4%          $ 18.75            (4)      $471,675(5)    $1,195,304(5)
  Executive Vice President,
  Director, and member of the
  Executive Committee
Jess E. Benton, III...........     30,000            3.3%          $ 18.75            (4)      $353,756(5)    $  896,478(5)
  Senior Vice President

---------------
(1) All such stock options were granted under the 1987 Plan on June 18, 1996 and become exercisable at a rate of 20% per year beginning one year after the date of grant. The numbers indicated have been adjusted to reflect a two-for-one stock split on July 15, 1996.

(2) The price has been adjusted to reflect a two-for-one stock split on July 15, 1996.

(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% annual rates of stock appreciation prescribed by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's stock price. No gain to the optionees is possible without an increase in the price of the Company's stock, which will benefit all stockholders.

(4) The right to exercise such stock options expires three months after termination of employment or, for non-employee directors, three months after resignation from the Board of Directors. However, the stock options may be immediately exercised in the event of dissolution or liquidation of the Company or a merger or combination in which the Company is not the surviving corporation.

(5) For purposes of calculating the potential realizable value, it has been assumed that the stock options have a term of ten years.

             AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END STOCK OPTION VALUES
         (ADJUSTED TO REFLECT TWO-FOR-ONE STOCK SPLIT ON JULY 15, 1996)

                                                                NUMBER OF
                                                               SECURITIES        NUMBER OF
                                                               UNDERLYING        SECURITIES
                                                               UNEXERCISED       UNDERLYING           VALUE OF
                                                               OPTIONS AT       UNEXERCISED         UNEXERCISED
                                                                 FY-END          OPTIONS AT         IN-THE-MONEY
                                                                UNDER THE          FY-END          OPTIONS UNDER
                                  SHARES                        1984 PLAN        UNDER THE         BOTH PLANS AT
                                 ACQUIRED                        (#)(1)         1987 PLAN($)        FY-END($)(2)
                                    ON            VALUE       EXERCISABLE/      EXERCISABLE/        EXERCISABLE/
      NAME AND POSITION         EXERCISE(#)    REALIZED($)    UNEXERCISABLE    UNEXERCISABLE       UNEXERCISABLE
------------------------------  -----------    -----------    -------------    --------------    ------------------
William W. Steele.............     0               $0            0/50,000      112,000/98,000    $1,220,520/874,480(3)
  President, Chief Executive
  Officer, Director, and
  member
  of the Executive Committee
John F. Egan..................     0                0            0/46,000       88,800/57,200    $1,027,068/786,022(4)
  Vice President and Director
  of
  the Company, and President
  of
  the Janitorial Services
  Division
Sydney J. Rosenberg...........   20,000         $390,340              0/0       20,000/70,000    $  174,300/261,450(5)
  Chairman of the Board,
  Director, and member of the
  Executive Committee
Martinn H. Mandles............     0                0            0/40,000       64,800/61,200    $1,036,608/595,852(7)
  Executive Vice President,
  Director, and member of
  the Executive Committee
Jess E. Benton, III...........     0                0            0/40,000       44,800/51,200    $  452,808/662,302(6)
  Senior Vice President

---------------

(1) Stock options granted under the 1984 Plan vest 50% on the 61st birthday of the employee or member of the Board of Directors of the Company or its subsidiaries and 50% on such option holder's 64th birthday. The right to exercise such stock options expires one year after termination of employment or termination from the Board of Directors. However, the stock options may be immediately exercised in the event of dissolution or liquidation of the Company or a merger or combination in which the Company is not the surviving corporation.

(2) Based on a price per share of $17.625, which was the price of a share of Common Stock on the New York Stock Exchange at the close of business on October 31, 1996.

(3) Includes 40,000 stock options granted in 1983 at an exercise price of $5.72 per share, 60,000 stock options granted in 1988 at an exercise price of $5.06 per share, 40,000 stock options granted in 1991 at an exercise price of $8.49 per share, 50,000 stock options granted in 1994 at an exercise price of $8.91, 10,000 stock options granted in 1995 at an exercise price of $11.25 per share and 50,000 stock options granted in 1996 at an exercise price of $18.75 per share.

(4) Includes 46,000 stock options granted in 1983 at an exercise price of $5.72 per share, 60,000 stock options granted in 1988 at an exercise price of $4.78 per share, 16,000 stock options granted in 1991 at an exercise price of $8.45 per share, and 40,000 stock options granted in 1994 at an exercise price of $8.91 per share and 30,000 stock options granted in 1996 at an exercise price of $18.75 per share.

(5) Includes 50,000 stock options granted in 1994 at an exercise price of $9.80 per share and 40,000 stock options granted in 1996 at an exercise price of $20.63 per share.

(6) Includes 40,000 stock options granted in 1983 at an exercise price of $5.72 per share, 20,000 stock options granted in 1988 at an exercise price of $6.06 per share, 16,000 stock options granted in 1991 at an exercise price of $8.49 per share, 30,000 stock options granted in 1994 at an exercise price of $8.91 per share and 30,000 stock options granted in 1996 at an exercise price of $18.75 per share.

(7) Includes 28,000 stock options granted in 1983 at an exercise price of $5.72 per share, 40,000 stock options granted in 1988 at an exercise price of $6.06 per share, 16,000 stock options granted in 1991 at an exercise price of $8.49 per share, 30,000 stock options granted in 1994 at an exercise price of $8.91 per share, 12,000 stock options granted in 1995 at an exercise price of $11.25 per share and 40,000 stock options granted in 1996 at an exercise price of $18.75 per share.

SERVICE AWARD BENEFIT PLAN

     The Company's Service Award Benefit Plan became effective on November 1, 1989. This plan is an unfunded "severance pay plan" as defined in the Employee Retirement Income Security Act of 1974, as amended. All qualified employees, as defined in said Service Award Benefit Plan, earning more than the Internal Revenue Service determination of a highly compensated individual as determined each calendar year (currently over $80,000), are eligible for benefits under the plan. The Company has a separate Profit Sharing and Employee Savings Plan for all qualified employees, as defined in said Profit Sharing and Employee Savings Plan, who earn less than such amount.

     The plan provides that, upon termination, eligible employees will receive seven days pay for each full fiscal year of employment subsequent to November 1, 1989. The Company, at its discretion, may also award additional days each year. The amount of the payment is based on the average annual compensation, up to a maximum of $175,000, received by the employee in the current calendar year and the two calendar years preceding termination. The amount of the payment under the plan, together with any other severance pay paid to the employee, cannot exceed two times the compensation received by the employee in the 12 month period preceding the termination of employment.

     If employment terminates before the employee has been employed for five years, except in the case of death, disability or normal retirement of the employee, or if the employee is terminated for cause (such as theft or embezzlement), such employee forfeits any benefits payable under the plan.

     Following termination, eligible employees will receive their payments under the plan in two equal installments. Executives, managers and salespersons of the Company will receive their first payment in the eleventh month following termination and the second payment no later than the last day of the twenty-third month following termination. Other eligible employees will receive their first payment as soon as administratively possible following termination and their second payment in the thirteenth month following termination. The payment schedule may be waived for employees who terminate employment after reaching age 62, or if termination results from death or total disability.

EMPLOYMENT AGREEMENTS

     The Company has entered into written employment agreements with all twelve of its executive officers, including each of the five executive officers named in the foregoing compensation tables, those being the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the fiscal year ended October 31, 1996. All such written employment agreements that would have expired in October 31, 1996 were extended and otherwise amended as of November 1, 1996 and provide for annual salaries (in the following amounts for fiscal 1997: $552,000 for William W. Steele; $350,000 for John F. Egan; $283,928 for Sydney J. Rosenberg; $275,000 for Martinn H. Mandles and $276,627 for Jess E. Benton, III), annual bonuses based on pre-tax profits, plus other customary benefits including, but not limited to, participation in the Company's disability and life insurance programs and retirement plans. The Company also provides all of its executive officers with certain other perquisites, such as Company-provided automobiles or car allowances, an executive group health plan, club memberships and dues, and/or incidental personal benefits.

     The written employment agreements include several significant restrictions on increases in annual salary and on payment of annual bonuses that are set forth in the Executive Officer Compensation & Stock Option Committee Report on Executive Officer Compensation that follows.

     These written employment agreements also provide that upon an executive officer's retirement from full-time employment with the Company at or after reaching age 65 or in certain other specified events, the Company will pay them or their respective estates consulting fees in the amounts of: $693,333, plus $76,666 times the number of years of Mr. Steele's employment with the Company after November 1, 1996, for

William W. Steele; $471,428, plus $42,857 times the number of years of Mr. Egan's employment with the Company after November 1, 1994, for John F. Egan; $1,000,000 for Sydney Rosenberg; and $150,000 each for Martinn H. Mandles and Jess E. Benton, III. Unless earlier terminated, or later extended pursuant to their term, these employment agreements continue until October 31, 2000 for William W. Steele; October 31, 1998 for John F. Egan; October 31, 1997 for Sydney J. Rosenberg; and October 31, 1998 for Martinn H. Mandles and Jess E. Benton, III.

MANAGEMENT INDEBTEDNESS

     During fiscal 1984, John F. Egan relocated his personal residence from Illinois to California in connection with his employment by the Company. As a condition of his relocation, the Company loaned Mr. Egan $575,000 for the purchase of a personal residence in California. This loan is secured by a deed of trust on the residence. The loan, which initially contained a shared appreciation provision, accrued interest at the rate of 3% per annum from August of 1987 until July of 1989, and 4% per annum from August of 1989 to December 31, 1991. Effective January 1, 1992, the loan was amended to terminate the shared appreciation provisions and to provide for an interest rate of 6% per annum. The loan will mature in 1999, unless accelerated by the occurrence of certain specified events such as the termination of Mr. Egan's employment with the Company. As of December 31, 1996, the outstanding principal balance of this loan was $515,670.

EXECUTIVE OFFICER COMPENSATION & STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Maryellen B. Cattani, Henry L. Kotkins, Jr. and William E. Walsh currently serve as members of the Executive Officer Compensation & Stock Option Committee of the Board of Directors. They have no relationships with the Company other than as directors and stockholders.

     Theodore Rosenberg, a director of the Company served on the Executive Officer Compensation & Stock Option Committee during the fiscal year ended October 31, 1996, and is a former officer and employee of the Company. He is the brother of Sydney J. Rosenberg, the Company's Chairman of the Board. Upon Theodore Rosenberg's retirement as an officer and employee of the Company in December of 1989, the Company began and has continued making payments of $8,333.33 per month for ten years pursuant to Theodore Rosenberg's previous employment contracts with the Company. In addition, Theodore Rosenberg provides consulting services to the Company on a month-to-month basis, for which services he received a fee of $5,000 per month as of November 1, 1996. Said fee was increased to $6,250 per month as of November 1, 1996. See also "Certain Relationships and Related Transactions" herein for a description of an office lease between the Company and certain other family members of Sydney J. Rosenberg and Theodore Rosenberg. Neither Sydney J. Rosenberg nor Theodore Rosenberg directly or indirectly receives any proceeds from this lease.

     During fiscal 1996, no executive officer of the Company served as a director, or as a member of the any compensation committee, of any other for-profit entity other than subsidiaries of the Company.

OFFICER COMPENSATION & STOCK OPTION COMMITTEE REPORT ON OFFICER COMPENSATION

February 1, 1997

To the Board of Directors:

     INTRODUCTION. Based upon its evaluation of the performance of both the Company and its executive officers, and subject to existing employment contracts, the Executive Officer Compensation & Stock Option Committee reviews and recommends to the Board of Directors the compensation and other terms and conditions of employment for all twelve executive officers of the Company, who are: the Chairman of the Board; the President (Chief Executive Officer); Executive Vice President; two Senior Vice Presidents; five Vice Presidents (including the Chief Financial Officer); the Controller (Chief Accounting Officer); and the Treasurer.

     COMPENSATION PROGRAM APPLICABLE TO EXECUTIVE OFFICERS. Because the Company is primarily a service business, the leadership of its executive officers is crucial to the Company's growth and prosperity. It is the Committee's goal that the policies underlying the Company's executive compensation programs support the Company's ultimate goal of enhancing stockholder value by providing value to customers at a profit to the Company. Each executive officer is compensated through a combination of annual salary and bonus, plus stock option grants from time-to-time. Subject to the terms and conditions of the written employment contracts described below, the Committee reviews the overall compensation of the executive officers primarily by evaluating their past performance, expectations as to their future performance, the Company's profitability and other factors such as length of service to the Company.

     To assist it in its review, the Committee retains, from time-to-time, the services of an independent executive compensation consulting firm to evaluate the Company's cash compensation of its executive officers. The consultant helped to design the current compensation program and verified that this program was competitive with companies of similar size and performance. Based upon the results of the evaluation undertaken by our consulting firm, the Committee believes that the Company's cash compensation program for its executive officers in general, and the individual cash compensation of the Company's executive officers in particular, are fair and reasonable. Through the consistent and fair application of its executive compensation program, the Company believes it will be able to recruit and retain executives who are best able to contribute to the overall success of the Company, including the Company's ultimate goal of enhancing stockholder value.

     ANNUAL SALARIES AND BONUSES. The Company has entered into written employment agreements with all twelve of its executive officers which set forth the compensation and other terms and conditions of their employment with the Company. With input from the independent executive compensation consulting firm, all of these written employment agreements that would have expired on October 31, 1996 were extended and otherwise amended as of November 1, 1996.

     Under these written employment agreements, each executive officer receives cash compensation in the form of an annual salary, plus an annual bonus that is related directly to the profit before taxes of the Company on a consolidated basis or the division(s) of the Company for which that executive officer is responsible.

     For the Company's executive officers to be entitled to receive an increase in annual salary under their written employment agreements as amended, the Company's earnings per share for fiscal years beginning with 1995 must equal or exceed the Company's earnings per share for the previous fiscal year, in which case the annual salaries are increased by an amount equal to the percentage change in the American Compensation Association Index for the Western Region, up to a maximum of 6% per year.

     The annual bonus of each executive officer is either a percentage of profit for the current fiscal year, or it is a percentage of both the profit for the current fiscal year and any increase in profit over the previous fiscal year. All such bonuses are calculated and earned only after completion of the Company's annual audit.

     However, for any of the Company's executive officers to receive an annual bonus under the written employment agreements, the Company's annual earnings per share for any fiscal year after 1995 must exceed 80% of the Company's earnings per share for the previous fiscal year.

     The Committee views the annual bonus as an important part of the overall compensation of each executive officer because it provides each of them with a material stake in the financial performance of the Company and/or the division(s) of the Company for which they are responsible. The members of the Executive Officer Compensation & Stock Option Committee expect that such bonuses will represent a significant portion of an executive officer's annual salary if the Company and/or the applicable division(s) achieve their projected income. Accordingly, a significant portion of the compensation of each executive officer is related directly to the Company's profitability and, therefore, to the Company's ultimate goal of enhancing stockholder value.

     At the conclusion of fiscal 1996, based on the profitability of the Company in 1995 and 1996, which caused the annual bonuses of the Company's President and Chief Executive Officer, and the Executive Vice

President for each of these years to exceed their then current contractual limitations, the Company's Board of Directors, acting upon the recommendation of our Executive Officer Compensation & Stock Option Committee and independent executive compensation consultant, awarded discretionary bonuses to these executive officers of $87,643 and $46,912, respectively, which are approximately half of the bonus amounts that they did not receive because of their then current contractural limitations.

     Prior to the expiration of a written employment agreement between the Company and an executive officer, the Committee will evaluate the compensation of that officer in accordance with the executive compensation program described above, focusing on motivating that officer to attain corporate and individual performance objectives.

     OTHER COMPENSATION. The Company's principal officers are also eligible to participate in compensation and benefit programs generally available to other employees, including, but not limited to, the Company's retirement, life and disability insurance programs. In accordance with the terms and conditions of the written employment agreements, the Company also provides its executive officers with certain perquisites, such as Company-provided automobiles or car allowances, an executive group health plan, club memberships and dues, and/or incidental personal benefits.

     BASIS FOR CEO COMPENSATION. The Chief Executive Officer's cash compensation for fiscal 1995 was determined by such officer's employment contract and the discretionary bonus set forth above. The Chief Executive Officer's compensation is evaluated in accordance with the factors and criteria used to evaluate all principal officers and is subject to the same limitations described above.

     IRS SECTION 162(M). Section 162(m) of the Internal Revenue Code of 1986 generally limits a corporation's annual federal tax deduction for compensation (including stock-based compensation such as options) paid to certain top executive officers. The Company generally may deduct such compensation only to the extent that the amount paid to any such officer does not exceed $1,000,000 during any fiscal year or is "performance-based" as defined in Section 162(m). The current levels of compensation paid to the Company's officers are below the limits of Section 162(m) and, accordingly, the Company has not adopted an overall policy regarding Section 162(m).

                                          Officer Compensation & Stock Option
                                          Committee

                                          Maryellen B. Cattani, Chairman
                                          Henry L. Kotkins, Jr., Member
                                          William E. Walsh, Member

OFFICER COMPENSATION & STOCK OPTION COMMITTEE REPORT ON STOCK OPTION PLANS

February 1, 1996

To the Board of Directors:

     The Executive Officer Compensation & Stock Option Committee administers the Company's stock option plans and authorizes grants thereunder.

     The Company's stock option plans provide executive officers and other employees with an opportunity to purchase a proprietary interest in the Company and thus encourage them to become and remain employed by the Company. The Committee views the granting of stock options and the ownership of stock as important mechanisms for relating overall compensation of executive officers and other employees directly to the Company's ultimate goal of enhancing stockholder value.

     In March of 1996, the Company's Stockholders voted to increase the number of shares authorized for issuance under the 1984 Plan by 1,000,000 shares (adjusted for the two-for-one stock split on July 15, 1996). There were no options granted under the 1984 Plan in fiscal 1996.

     Also in March of 1996, the Company's Stockholders voted to increase the number of shares authorized for issuance under the 1987 Plan by 2,000,000 shares (adjusted for a two-for-one stock split on July 15, 1996). In June of 1996, the Committee approved stock options for 383 executive officers and other employees to purchase 900,100 shares under the 1987 Plan, including the grant to executive officers of stock options to purchase 312,000 of these shares (adjusted for a two-for-one stock split on July 15, 1996).

     In December of 1996, the Committee approved stock options for 21 senior executives of the Company and its affiliates to purchase 1,000,000 of the 1,500,000 shares that would be authorized for issuance under the Company's proposed 1996 Plan set forth herein, including the grant to executive officers of stock options to purchase 520,000 of these shares, all subject to stockholder approval at the 1997 Annual Meeting.

     In determining the number of stock options to be granted to the executive officers, the Committee considers each officer's performance, the Company's overall profitability, the aggregate number of such stock options that had been granted in recent years, and other factors such as length of service to the Company.

                                          Executive Officer Compensation & Stock
                                          Option Committee

                                          Maryellen B. Cattani, Chairman
                                          Henry L. Kotkins, Jr., Member
                                          William E. Walsh, Member

PERFORMANCE GRAPH

     Set forth below is a graph comparing the five-year cumulative total stockholder return on the Company's Common Stock with the five-year cumulative total return of: (a) the Standard & Poor's 500 and (b) a peer group of companies that, like the Company, (i) are currently listed on the New York Stock Exchange,
(ii) have been publicly-traded for at least five years and (iii) have a market capitalization of $350 million to $375 million (based on the most recent publicly-available number of shares outstanding on December 31, 1996 and the closing price of such shares on that date). The peer group consists of the following companies, in addition to the Company: American Heritage Life Investment Corporation, Blackrock North American Government Income Trust, Inc., BP Prudhoe Bay Royalty Trust, The Brazil Fund, Inc., Chemed Corporation, Diagnostic Products Corporation, Eastern Utilities Association, Griffon Corporation, Laboratory Corporation of American Holdings, MFS Municipal Income Trust, Nuveen California Select Quality Municipal Fund, Inc., Nuveen New York Select Quality Municipal Fund, Inc., Nuveen New York Quality Income Municipal Fund, Inc., Public Service Company of North Carolina, Quanex Corporation, Savannah Foods & Industries Inc., Southern Union Company, Southwestern Energy Company, The Taiwan Fund, Inc. and Tesoro Petroleum Corporation.

     Although the criteria for selecting companies to be included in the peer group are the same as the criteria used in last year's proxy statement (except that the range of market capitalization has been revised upward to take into account the Company's increased capitalization), the following companies from last year's peer group have been deleted from this year's peer group because they failed to meet the market capitalization requirement set forth above and/or they are not currently listed on the New York Stock Exchange: Benson Eyecare Corporation; Brown Group Inc.; Capsure Holdings Corp.; Carmike Cinemas Inc.; Coeur D'Alene Mines Corp.; Criimi Mae Inc.; Curtis-Wright Corp.; Empire District Electric Co.; Energen Corp.; Morgan Keegan Inc.; New York Bancorp Inc; Nuevo Energy Co.; Oregon Steel Mills Inc; Osmonics Inc; Philadelphia Suburban Corp.; Phillips-Van Heusen; PHP Healthcare Corp.; Rohr Inc.; Russ Berne & Company Inc.; Rykoff-Sexton Inc.; Teedegar Industries Inc.; WHX Corp.; Yankee Energy Systems Inc.; and Zurn Industries Inc.

     The Company does not believe it can reasonably identify a peer group of companies on an industry or line of business basis for the purpose of developing a comparative performance index. The building services industry is highly fragmented, primarily consisting of privately-owned businesses that provide a limited range of services on a local or regional basis. While the Company is aware that some other publicly-traded companies market services in one or more of the Company's eight lines of business, none of these other companies provide most or all of the services offered by the Company, and many offer other services or products as well. Moreover, some of these other companies that engage in one or more of the Company's eight lines of business do so through divisions or subsidiaries that are not publicly-traded and/or reported. For all of these reasons, no such comparison would, in the opinion of the Company, provide a meaningful index of comparative performance.

     The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.


               FIVE YEAR CUMULATIVE TOTAL RETURN TO STOCKHOLDERS*


MEASUREMENT PERIOD           ABM INDUSTRIES     S&P 500         PEER
(FISCAL YEAR COVERED)         INCORPORATED      INDEX**         GROUP
        1991                    100             100             100
        1992                    110             109              96
        1993                    102             126             101
        1994                    135             131              99
        1995                    174             166              97
        1996                    236             206             100

                        FISCAL YEARS ENDED OCTOBER 31ST

 * Assumes: (a) $100.00 invested on November 1, 1991, and (b) immediate reinvestment of all interim dividends.
** Source: Standard & Poor's Compustat.

                             PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as to the persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock as of December 31, 1996.

                        NAME AND ADDRESS OF                        NUMBER OF
                          BENEFICIAL OWNER                           SHARES        PERCENT
    ------------------------------------------------------------  ------------     -------
    Theodore Rosenberg(1).......................................  2,403,570(2)       12.1%
      295-89th Street, Suite 200
      Daly City, California 94015
    Sydney J. Rosenberg(1)......................................  2,347,696(3)       11.8%
      9831 West Pico Boulevard
      Los Angeles, California 90035
    GeoCapital Corporation......................................  1,898,148(4)        9.5%
      767 Fifth Avenue
      New York, New York 10153
    David L. Babson and Company Incorporated....................  1,671,480(5)        8.4%
      One Memorial Drive
      Cambridge, Massachusetts 02142

---------------
(1) According to the Schedule 13D filed by such persons, Sydney J. and Theodore Rosenberg may each be deemed to be a member of a group within the meaning of
    Section 13(d)(5) of the Securities Exchange Act of 1934, as amended, and therefore, each may be deemed to own an aggregate of 4,751,266 shares of Common Stock or approximately 23.8% of the outstanding Common Stock. Subject to the foregoing, each of Sydney J. and Theodore Rosenberg disclaims beneficial ownership of shares held by the other.

(2) Includes 2,368,778 shares of Common Stock held by the Theodore Rosenberg Trust, an inter vivos trust of which Theodore Rosenberg is sole Trustee. Also includes 30,792 shares of Common Stock held by a family charitable corporation, of which Theodore Rosenberg is a director. Theodore Rosenberg disclaims beneficial ownership of the shares held by the family charitable corporation. Also includes 4,000 shares subject to outstanding stock options held by Theodore Rosenberg that were exercisable on or within 60 days after December 31, 1996.

(3) Includes 2,231,264 shares of Common Stock held by the Sydney J. Rosenberg Trust, an inter vivos trust of which Sydney J. Rosenberg, Seth M. Hufstedler and Martinn H. Mandles are Co-Trustees. Messrs. Hufstedler and Mandles disclaim beneficial ownership of all such shares. Also includes 63,732 shares of Common Stock held by Sydney J. Rosenberg's wife and 32,700 shares held by a family charitable corporation, of which Sydney J. Rosenberg is a director. Sydney J. Rosenberg disclaims beneficial ownership of the shares held by his wife and by the family charitable corporation. Also includes 20,000 shares subject to outstanding stock options held by Sydney J. Rosenberg that were exercisable on or within 60 days after December 31, 1996.

(4) Based on information provided as of February 10, 1997 to the Company by GeoCapital Corporation. Does not include 10,000 shares held by a senior vice president, as reported to the Company by GeoCapital Corporation.

(5) Based on a Schedule 13G filed with the Company reflecting beneficial ownership as of December 31, 1996. David L. Babson and Company Incorporated, in its capacity as investment advisor, has sole voting power over 483,600 shares, shared voting power over 1,187,880 shares and the sole dispositive power over all of such shares.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates, as to each named principal officer, director and nominee, and as to all directors and principal officers as a group, the number of shares and percentage of the Company's Common Stock beneficially owned as of December 31, 1996.

                                                                          NUMBER OF SHARES
                                                                      BENEFICIALLY OWNED AS OF
                                                                         DECEMBER 31, 1996
                                                                    ----------------------------
                                                                    NUMBER OF
                                                                     SHARES           PERCENT(1)
                                                                    ---------         ----------
Jess E. Benton, III...............................................     86,972(2)            *
Maryellen B. Cattani..............................................      9,000(3)            *
John F. Egan......................................................    222,314(4)            *
Luke S. Helms.....................................................      1,600(5)            *
Charles T. Horngren...............................................     16,800(6)            *
Henry L. Kotkins, Jr..............................................      3,600(7)            *
Martinn H. Mandles................................................  2,390,730(8)         12.0%
Sydney J. Rosenberg...............................................  2,347,696(9)(10)     11.8%
Theodore Rosenberg................................................  2,403,570(10)(11)    12.1%
William W. Steele.................................................    142,550(12)           *
William E. Walsh..................................................     12,000(13)           *
Executive officers and directors as a group (18 persons)..........  5,612,159(14)        28.2%

---------------
  *  Less than 1.00%

 (1) Based on a total of 19,924,767 shares of Common Stock outstanding as of December 31, 1996.

 (2) Includes 48,000 shares subject to outstanding stock options held by Jess E Benton, III that were exercisable on or within 60 days after December 31, 1996.

 (3) Includes 4,000 shares subject to outstanding stock options held by Maryellen B. Cattani that were exercisable on or within 60 days after December 31, 1996.

 (4) Includes 115,000 shares subject to outstanding stock options held by John
     F. Egan that were exercisable on or within 60 days after December 31, 1996.

 (5) Includes 1,600 shares subject to outstanding stock options held by Luke S. Helms that were exercisable on or within 60 days after December 31, 1996.

 (6) Includes 10,000 shares subject to outstanding stock options held by Charles
     T. Horngren that were exercisable on or within 60 days after December 31, 1996.

 (7) Includes 1,600 shares subject to outstanding stock options held by Henry L. Kotkins, Jr. that were exercisable on or within 60 days after December 31, 1996.

 (8) Includes 2,231,264 shares of Common Stock held by the Sydney J. Rosenberg Trust, an inter vivos trust, of which Mr. Mandles is Co-Trustee with Sydney
     J. Rosenberg and Seth M. Hufstedler. Messrs. Hufstedler and Mandles disclaim beneficial ownership of all such shares. Also includes 50,736 shares of Common Stock held by the Leo L. Schaumer Trust, a testamentary trust of which Mr. Mandles is Co-Trustee with Bank of America National Trust and Savings Association. Mr. Mandles disclaims beneficial ownership of all such shares. Also includes 68,000 shares subject to outstanding stock options held by Martinn H. Mandles that were exercisable on or within 60 days after December 31, 1996.

 (9) Includes 2,231,264 shares of Common Stock held by the Sydney J. Rosenberg Trust, an inter vivos trust of which Sydney J. Rosenberg is a Co-Trustee. Also includes 63,732 shares of Common Stock held by Sydney J. Rosenberg's wife and 32,700 shares held by a family charitable corporation of which Sydney J. Rosenberg is a director. Sydney J. Rosenberg disclaims ownership of the shares held by his wife and the family charitable corporation. Also includes 20,000 shares subject to outstanding stock options held by Sydney J. Rosenberg that were exercisable on or within 60 days after December 31, 1996.

(10) According to the Schedule 13D filed by such persons, Sydney J. Rosenberg and Theodore Rosenberg may each be deemed to be a member of a group within the meaning of Section 13(d)(5) of the Securities and Exchange Act of 1934, as amended, and therefore each may be deemed to own an aggregate of 4,751,266 shares of Common Stock or approximately 23.8% of the outstanding Common Stock. Subject to the foregoing, each of them disclaims beneficial ownership of shares held by the other.

(11) Includes 2,368,778 shares of Common Stock held by the Theodore Rosenberg Trust, an inter vivos trust of which Theodore Rosenberg is sole Trustee. Also includes 30,792 shares of Common Stock held by a family charitable corporation of which Theodore Rosenberg is a director. Theodore Rosenberg disclaims beneficial ownership of the shares held by the family charitable corporation. Also includes 4,000 shares subject to outstanding stock options held by Theodore Rosenberg that were exercisable on or within 60 days after December 31, 1996.

(12) Includes 120,000 shares subject to outstanding stock options held by William W. Steele that were exercisable on or within 60 days after December 31, 1996.

(13) Includes 10,000 shares subject to outstanding stock options held by William
     E. Walsh that were exercisable on or within 60 days after December 31, 1996.

(14) Includes 594,300 shares subject to outstanding stock options held by the Company's executive officers and directors that were exercisable on or within 60 days after December 31, 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases office space in Los Angeles from several children of Sydney J. Rosenberg and Theodore Rosenberg pursuant to a lease that expires in June 1999. As of December 31, 1996, the aggregate rental payments made under the lease since its inception on July 1, 1979 were $466,360. The current rental payment for the leased property is $2,764 per month plus an increase of $62 per month on July 1 of each year. Neither Sydney J. Rosenberg nor Theodore Rosenberg directly or indirectly receives any proceeds from the lease.

                            APPOINTMENT OF AUDITORS

     KPMG Peat Marwick LLP, independent certified public accountants, have been selected as the Company's principal accountants for the current year. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this proxy statement, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Annual Meeting of Stockholders. If other matters properly come before the Annual Meeting, those persons named in the accompanying proxy will vote in accordance with their judgment.

                      1998 ANNUAL MEETING OF STOCKHOLDERS

     Stockholders are entitled to present proposals for action at stockholders' meetings if they comply with the requirements of the proxy rules. In connection with this year's Annual Meeting, no stockholder proposals were presented. Any proposals intended to be presented at the 1998 Annual Meeting must be received at the Company's offices on or before October 23, 1997 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                          By Order of the Board of Directors

                                          Harry H. Kahn, Esq.
                                          Vice President, General Counsel
                                          and Secretary

February 20, 1997

                                                                       EXHIBIT A

                          ABM INDUSTRIES INCORPORATED
                  LONG-TERM SENIOR EXECUTIVE STOCK OPTION PLAN

1. Purpose; Definitions.

     The purpose of The Plan is to give ABM Industries Incorporated and its Affiliates a long-term stock option plan to help in attracting, retaining and motivating senior executives, and to provide the Company and its Affiliates with the ability to provide incentives more directly linked to the profitability of the Company's businesses and increases in stockholder value.

     For purposes of The Plan, the following terms are defined as set forth below:

          a. "Affiliate" or "Affiliates" means any and all subsidiary corporations or other entities controlled by the Company and designated by The Committee from time to time as such.

          b. "Board" or "The Board" means the board of directors ("Directors") of the Company.

          c. "Cause" means:

             (1) misconduct or any other willful or knowing violation of any Company policy or employment agreement,

             (2) unsatisfactory performance such that the Company notifies the Optionee of the Company's intention not to renew the Optionee's employment agreement with the Company,

             (3) a material breach by The Optionee of his or her duties as an employee which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and its affiliated companies (other than a breach arising from the failure of The Optionee to work as a result of incapacity due to physical or mental illness) and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach, or

             (4) the conviction of The Optionee of a felony that has been affirmed on appeal or as to which the period in which an appeal can be taken has lapsed.

          d. "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 6b and 6c of The Plan, respectively.

          e. "Code" or "The Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          f. "Commission" or "The Commission" means the Securities and Exchange Commission or any successor agency.

          g. "Committee" or "The Committee" means the committee referred to in
     Section 2 of The Plan.

          h. "Company" or "The Company" means ABM Industries Incorporated, a Delaware corporation.

          i. "Disability" means the inability of The Optionee to perform his or her duties as an employee on an active fulltime basis as a result of incapacity due to mental or physical illness which continues for more than ninety (90) days after the commencement of such incapacity, such incapacity to be determined by a physician selected by the Company or its insurers and acceptable to The Optionee or the Optionee's legal representative (such agreement as to acceptability not to be withheld unreasonably).

          j. "Eligible Person" has the meaning stated in Section 4 of The Plan.

          k. "Exchange Act" or "The Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          l. "Fair Market Value" means, as of any given date, the average of the highest and lowest reported trades of the Stock on the New York Stock Exchange Composite Tape for such date, or of if there were no trades on such date, the average of the nearest trading day after such date. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by The Committee in good faith.

          m. "Non-Employee Director" shall mean a member of The Board who qualifies as a disinterested person as defined in Rule 16b-3, as promulgated by The Commission under The Exchange Act, or any successor definition adopted by The Commission, and also qualifies as an "outside director" for the purposes of Section 162(m) of The Code and the regulations promulgated thereunder.

          n. "Optionee" shall mean any Eligible Person who has been granted Stock Options under The Plan.

          p. "Plan" or "The Plan" means the ABM Industries Incorporated Long-Term Senior Executive Stock Option Plan, as set forth herein and as hereinafter amended from time to time.

          q. "Retirement" means retirement from active full-time employment with the Company or any of its Affiliates at or after age sixty-four (64).

          r. "Rule 16b-3" means Rule 16b-3, as promulgated by The Commission under Section 16(b) of The Exchange Act, as amended from time to time.

        s. "Stock" means common stock, par value $0.01 per share, of the Company.

          t. "Stock Option" or "Option" means an option granted under Section 5 of The Plan.

          u. "Termination of Employment" means the termination of an Optionee's employment with the Company or any of its Affiliates, excluding any such termination where there is a simultaneous reemployment by the Company or any of its Affiliates. An Optionee shall be deemed to have terminated employment if he or she ceases to perform services for the Company or any of its Affiliates on an active full-time basis, notwithstanding the fact that such Optionee continues to receive compensation or benefits pursuant to an employment contract or other agreement or arrangement with the Company or any of its Affiliates. A non-medical leave of absence shall, unless such leave of absence is otherwise approved by The Committee, be deemed a Termination of Employment. An Optionee employed by an Affiliate of the Company shall also be deemed to incur a Termination of Employment if that Affiliate ceases to be an Affiliate of the Company, as the case may be, and that Optionee does not immediately thereafter become an employee of the Company or any other Affiliate of the Company.

     In addition, certain other terms have definitions given to them as they are used herein.

2. Administration.

     The Plan shall be administered by the Executive Officer Compensation & Stock Option Committee of The Board or such other committee of The Board, composed solely of not less than two Non-Employee Directors, each of whom shall be appointed by and serve at the pleasure of The Board. If at any time no such committee(s) shall be in office, the functions of The Committee specified in The Plan shall be exercised by The Board.

     The Committee shall have all discretionary authority to administer the Plan and to grant Stock Options pursuant to the terms of The Plan to senior executives of the Company and any of its Affiliates.

     Among other things, The Committee shall have the discretionary authority, subject to the terms of The Plan:

          a. to select the Eligible Persons to whom Stock Options may from time to time be granted;

          b. to determine the number of shares of Stock to be covered by each Stock Option granted hereunder; and

          c. to determine the terms and conditions of any Stock Option granted hereunder including, but not limited to, the option price (subject to Section 5a of The Plan) and any vesting condition, restriction or limitation based on such factors as The Committee shall determine.

     The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing The Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of The Plan and any Stock Option issued under The Plan (and any agreement relating thereto) and to otherwise supervise the administration of The Plan.

     The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of The Committee.

     Any determination made by The Committee or pursuant to delegated authority pursuant to the provisions of The Plan with respect to any Stock Option shall be made in the sole discretion of The Committee or such delegate at the time of the grant of the Stock Option or, unless in contravention of any express term of The Plan, at any time thereafter. All decisions made by The Committee or any appropriately delegated officer pursuant to the provisions of The Plan shall be final and binding on all persons, including the Company and Plan participants, and shall be given the maximum deference permitted by law.

3. Stock Subject to Plan.

     Subject to adjustment as provided herein, the total number of shares of Stock available for grant under The Plan shall be one million five hundred thousand (1,500,000). No individual shall be eligible to receive Stock Options to purchase more than 100,000 shares of Stock under The Plan. Shares subject to a Stock Option under The Plan may be authorized and unissued shares or may be treasury shares.

     If any Stock Option terminates without being exercised, shares subject to such Stock Option shall be available for further grants under The Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, The Committee or The Board may make such substitution or adjustments in the number, kind and option price of shares authorized or outstanding as Stock Options, and/or such other equitable substitution or adjustments as its may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

4. Eligibility.

     Senior executives who are actively employed on a full-time basis by the Company or any of its Affiliates, and who are responsible for or contribute to the management, growth and profitability of the business of the Company or any of Affiliates, are eligible to be granted Stock Options under The Plan ("Eligible Persons").

5. Stock Options.

     Any Stock Option granted under The Plan shall be in the form attached hereto as Annex "A", which is incorporated herein and made a part of The Plan, with such changes as The Committee may from time to time approve which are consistent with The Plan. None of the Stock Options granted under The Plan shall be "incentive stock options" within the meaning of Section 422 of The Code.

     The grant of a Stock Option shall occur on the date The Committee selects a Senior Executive of the Company or any of its Affiliates to receive any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such Senior Executive, and specifies the terms and provisions of said Stock Option. Such selection shall be evidenced in the records of the Company whether in the minutes of the meetings of The Committee or by their consent in writing. The Company shall notify an

Optionee of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Company to the Optionee.

     Stock Options granted under The Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as The Committee shall deem desirable:

          a. Option Price. The option price per share of Stock purchasable under a Stock Option shall be the greater of: (i) $20.00 per share, (ii) the Fair Market Value per share of Stock on the grant date, or (iii) the Fair Market Value per share of Stock on the date of Stockholder approval of The Plan.

          b. Option Term. The term of each Stock Option shall be ten (10) years from its date of grant, unless earlier terminated.

          c. Exercisability. Except as otherwise provided herein, each Stock Option shall be exercisable during its term only if such Stock Option has vested, and only after the first (1st) anniversary of its date of grant.

          d. Vesting. Each Stock Option shall have assigned to it by The Committee a vesting price (the "Vesting Price") which will be used to provide for accelerated vesting so that such Stock Option will vest immediately if, on or before the close of business on the fourth (4th) anniversary of its date of grant, the Fair Market Value of the Common Stock shall have been equal to or greater than the Vesting Price with respect to such Stock Option for ten (10) trading days in any period of thirty (30) consecutive trading days. Any Stock Option that has not vested on or before the close of business on the fourth (4th) anniversary of its date of grant shall vest at the close of business on the business day immediately preceding the eighth (8th) anniversary of its date of grant, if such Option has not previously terminated.

          e. Method of Exercise. Subject to the provisions of this Section 5 of The Plan, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

          The option price of Stock to be purchased upon exercise of any Option shall be paid in full:

             (1) in cash (by certified or bank check or such other instrument as the Company may accept),

             (2) in the discretion of The Committee, in the form of unrestricted Stock already owned by The Optionee for six (6) months or more and based on the Fair Market Value of the Stock on the date the Stock Option is exercised,

           (3) in any other form approved in the discretion of The Committee, or

           (4) by any combination thereof.

          In the discretion of The Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

          No shares of Stock shall be issued until full payment therefor has been made. The Optionee shall have all of the rights of a stockholder of the Company holding the Stock that is subject to such Stock Option (including, if applicable, the right to vote the share and the right to receive dividends), only when The Optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 9a of The Plan.

          f. Non-transferability of Stock Options. No Stock Option shall be transferable by The Optionee other than:

             (1) to a beneficiary designation satisfactory to The Committee, or

           (2) by will or by the laws of descent and distribution.

          All Stock Options shall be exercisable, during The Optionee's lifetime, only by The Optionee or by the guardian or legal representative of The Optionee, it being understood that the terms "holder" and "Optionee" include the guardian and legal representative of The Optionee named in the option agreement and any person to whom an option is transferred by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. The Committee may establish such procedures as it deems appropriate for an Optionee to designate a beneficiary to whom any amounts payable in the event of the Optionee's death are to be paid or by whom any rights of the Optionee, after the Optionee's death, may be exercised.

          g. Termination by Death, Disability, Retirement or by the Company Without Cause. If The Optionee's employment terminates by reason of death, Disability or Retirement, or if such employment is terminated by the Company without Cause, in each case prior to the vesting of a Stock Option held by The Optionee, the following provisions shall apply:

             (1) if termination occurs by death or Disability, or by the Company without Cause, such Stock Options shall be exercisable only within ninety (90) days of such termination, and only if such Stock Options are then vested;

             (2) if termination occurs by Retirement or other "voluntary quit," such Stock Options shall terminate immediately; and

          h. Termination by the Company for Cause. If The Optionee's employment is terminated by the Company for Cause prior to the vesting of a Stock Option, such Stock Options shall terminate immediately.

          i. Termination After Vesting. If The Optionee's employment is terminated for any reason after a Stock Option has vested, such Stock Options shall be exercisable only within ninety (90) days of such termination,

          j. Change in Control Cash Out. Notwithstanding any other provision of The Plan, upon the occurrence of a Change of Control all outstanding Stock Options shall immediately vest and become fully exercisable, and during the ninety (90) day period from and after such Change in Control (the "Exercise Period"), The Optionee shall have the right, in lieu of the payment of the exercise price for the shares of Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within ninety (90) days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option (the "Spread"), multiplied by the number of shares of Stock granted under the Stock Option as to which the right granted under this Section 5j of The Plan shall have been exercised.

          Notwithstanding the foregoing, if any right granted pursuant to this
     Section 5j of The Plan would make a Change in Control transaction ineligible for pooling of interests accounting under APB No. 16 than but for this Section 5j of The Plan would otherwise be eligible for such accounting treatment, The Committee shall have the authority to replace the cash payable pursuant to this Section 5j of The Plan with Stock having a Fair Market Value equal to the cash that would otherwise be payable hereunder. For purposes of this Section 5j only, the date of grant of any Stock Option approved by The Committee on December 17, 1996 shall be deemed to be the date on which The Plan is approved by the Company's stockholders.

          k. Initial Grants. On December 17, 1996, The Committee granted the following Stock Options to the senior executives set forth below, in the share amounts and at the Vesting Prices and exercise prices indicated, subject to approval by the Stockholders of the Company on March 18, 1997:

                     OPTIONEES                    # OF OPTIONS     EXERCISE PRICE*     VESTING PRICES
    --------------------------------------------  ------------     ---------------     --------------
    William W. Steele...........................      25,000           $ 20.00             $25.00
      President, Chief Executive Officer,
      Director, and                                   25,000             20.00              35.00
      member of the Executive Committee               25,000             20.00              30.00
                                                      25,000             20.00              40.00
    John F. Egan................................      15,000           $ 20.00             $25.00
      Vice President and Director of the
    Company,                                          15,000             20.00              30.00
      and President of the Janitorial Services
    Division                                          15,000             20.00              35.00
                                                      15,000             20.00              40.00

    Sydney J. Rosenberg.........................     n/a               n/a                n/a
      Chairman of the Board, Director,
      and member of the Executive Committee

    Martinn H. Mandles..........................      20,000           $ 20.00             $25.00
      Executive Vice President, Director and
      member                                          20,000             20.00              30.00
      of the Executive Committee                      20,000             20.00              35.00
                                                      20,000             20.00              40.00
    Jess E. Benton, III.........................      15,000           $ 20.00             $25.00
      Senior Vice President                           15,000             20.00              30.00
                                                      15,000             20.00              35.00
                                                      15,000             20.00              40.00
    All executive officers as a group...........     130,000           $ 20.00             $25.00
                                                     130,000             20.00              30.00
                                                     130,000             20.00              35.00
                                                     130,000             20.00              40.00
    All employees who are not executive officers
      as a group................................     120,000           $ 20.00             $25.00
                                                     120,000             20.00              30.00
                                                     120,000             20.00              35.00
                                                     120,000             20.00              40.00

---------------

* The exercise price of each Option will be the greater of: (i) $20.00 per share, (ii) the Fair Market Value per share of Common Stock on the grant date of the Option, or (iii) the Fair Market Value per share of Common Stock on the date of stockholder approval of the 1996 Plan.

6. Change in Control Provisions.

     a. Impact of Event. Notwithstanding any other provision of The Plan to the contrary, in the event of a Change in Control, any Stock Options outstanding as of the date such Change in Control is determined to have occurred, and not then vested and exercisable, shall become vested and exercisable to the full extent of the original grant, provided that such accelerated vesting shall occur only if The Optionee is an active full-time employee of the Company or any of its Affiliates as of such date.

     b. Definition of Change in Control. For purposes of The Plan, a "Change in Control" shall mean the happening of any of the following events:

          (1) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of The Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under The Exchange Act) of thirty percent (30%) or more of either:

             (a) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock"), or

             (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities"),

             (c) excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities:

                (i) any acquisition directly from the Company (other than an acquisition pursuant to the exercise of a conversion privilege),

                (ii) any acquisition by the Company,

                (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporate controlled by the Company or

                (iv) any acquisition by any Person pursuant to a reorganization, merger or consolidation if, following such reorganization, merger or consolidation, the conditions described in Section 6b(3) of The Plan are satisfied; or

          (2) Individuals who, as of the effective date of The Plan, constitute The Board (the "Incumbent Board") cease for any reason to constitute at least a majority of The Board; provided, however, that any individual who becomes a member of The Board subsequent to such effective date, whose election, or nomination for election by the Company's shareholders, was approved by:

             (a) a vote of at least a majority of Directors then comprising the Incumbent Board, or

             (b) a vote of at least a majority of the Directors then constituting the Executive Committee of The Board at a time when such Committee comprised at least five members and all members of such Committee were either members of the Incumbent Board of considered as being members of the Incumbent Board, pursuant to Section 6b(2)(a), shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under The Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than The Board shall not be so considered as a member of the incumbent Board; or

          (3) Approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination"); excluding, however, such a Business Combination pursuant to which:

             (a) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,

             (b) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, twenty percent (20%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, twenty (20%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, and

             (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of The Board, providing for such Business Combination; or

          (4) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     c. Change in Control Price. For purposes of The Plan, "Change in Control Price" means the higher of:

          (1) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national securities exchange on which such shares are listed or on NASDAQ, as applicable, during the ninety (90) day period prior to and including the date of a Change in Control, and or

          (2) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Stock paid in such tender or exchange offer or Business Combination; provided, however, that in the case of a Stock Option which:

             (a) is held by an Optionee who is an officer of the Company and is subject to Section 16(b) of The Exchange Act, and

             (b) was granted within two hundred and forty (240) days of the Change in Control,

          then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Stock on the date such Stock Option is exercised or canceled. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of The Board.

7. Term, Amendment and Termination.

     The Plan will terminate on December 17, 2006. Stock Options outstanding as of December 17, 2006 shall not be affected or impaired by the termination of The Plan.

     The Committee shall have authority to amend The Plan without the approval of the Company's stockholders to take into account changes in law and tax and accounting rules, including Rule 16b-3 and Section 162(m) of The Code; provided that no amendment shall be made without the Optionee's consent which would impair the rights of an Optionee under a Stock Option theretofore granted.

8. Unfunded Status of Plan.

     It is presently intended that The Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under The Plan to deliver Stock or make payments; provided, however, that, unless The Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of The Plan.

9. General Provisions.

     a. The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which The Committee deems appropriate to reflect any restrictions on transfer.

     Notwithstanding any other provision of The Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Stock under The Plan prior to fulfillment of all of the following conditions:

          (1) the listing or approval for listing

          (2) any registration or other qualification

          (3) the obtaining of any other consent, approval, or permit from any state or federal governmental agency which The Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

     b. Nothing contained in The Plan shall prevent the Company or any of its Affiliates from adopting other or additional compensation arrangements for any Optionee.

     c. The adoption of The Plan shall not confer upon any Optionee any right to continued employment, nor shall it interfere in any way with the right of the Company or any of its Affiliates to terminate the employment of any Optionee with or without cause at any time whatsoever absent a written employment contract to the contrary.

     d. No later than the date as of which an amount first becomes includable in the gross income of the Optionee for federal income tax purposes with respect to any Stock Option under The Plan, and prior to the delivery of any shares of Stock to any Optionee, the Optionee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld by the Company with respect to such amount. In the discretion of The Committee, withholding obligations may be settled with Stock in an amount having a Fair Market Value not exceeding the minimum withholding tax payable by the Optionee with respect to the income recognized, including Stock that is subject to the Stock Option that gives rise to the withholding requirement. The obligations of the Company under The Plan shall be conditional on such payment or arrangements, and the Company and any of its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Optionee. The Committee shall establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.

     e. In the case of a grant of a Stock Option to any employee of a Company Affiliate, the Company, may, if The Committee so directs, issue or transfer the shares of Stock covered by the Stock Option to the Affiliate, for such lawful consideration as The Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Stock to that Optionee in accordance with the terms of the Stock Option specified by The Committee pursuant to the provisions of The Plan.

     f. The Plan and all Stock Options made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of law.

10. Effective Date of Plan.

     Subject to approval by the Stockholders of the Company on March 18, 1997, The Plan shall be effective on December 17, 1996.

                         ABM INDUSTRIES INCORPORATED

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                March 18, 1997

        This Proxy is Solicited on Behalf of the Board of Directors of
                         ABM Industries Incorporated

  The undersigned hereby appoints Harry H. Kahn, Sydney J. Rosenberg and Theodore Rosenberg, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of ABM Industries Incorporated capital stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of ABM Industries Incorporated at 50 Fremont Street, 26th Floor, San Francisco, California, on Tuesday, March 18, 1997 at 10:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

  Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors' recommendations, please sign the reverse side; no boxes need to be checked.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                                     (Continued and to be signed on other side)

--------------------------------------------------------------------------------
                            'FOLD AND DETACH HERE'

                                              [X] Please mark your votes as this

        ----------         -----------
          COMMON            PREFERRED

The Board of Directors recommends a vote FOR items 1 and 2.

Item 1: ELECTION OF DIRECTORS

Nominees: Martinn H. Mandles; Sydney J. Rosenberg; Theodore Rosenberg; and
          William W. Steele

                        [ ] FOR   [ ] WITHHELD FOR ALL

WITHHELD FOR: (Write that nominee's name in the space provided below).

--------------------------------------------------------------------------------
Item 2: APPROVAL OF LONG-TERM SENIOR EXECUTIVE STOCK OPTION PLAN
                      [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

ADDRESS CHANGE. Please mark this box if you have an address change and indicate such change below. [ ]


Receipt is hereby acknowledged of the ABM Industries Incorporated Notice of Meeting and Proxy Statement.

Signature(s) ________________________________________   Date __________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------

                            'FOLD AND DETACH HERE'

                    YOUR VOTE IS IMPORTANT TO THE COMPANY

                     PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THE SHEET
            AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE